Exhibit 5.1

Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

October 8, 2021

Board of Directors The York Water Company 130 East Market Street York, PA 17401

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The York Water Company, a Pennsylvania corporation (the “Corporation”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”), relating to the offering by the Corporation from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of:  (i) shares of common stock of the Corporation, no par value (“Common Stock”); and (ii) debt securities in one or more series (the “Debt Securities” and, together with the Common Stock, the “Securities”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as shall be designated by the Corporation at the time of the applicable offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

In so acting, we have examined (i) the Registration Statement, including the exhibits thereto, (ii) the Articles of Incorporation of The York Water Company, effective as of May 30, 2010 (the “Articles of Incorporation”), (iii) the Amended and Restated By-laws of The York Water Company, effective as of January 23, 2012, (iv) certain resolutions of the Board of Directors of the Corporation, and (v) such other records, agreements and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of all natural persons whose signatures appear on any document, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

In rendering the opinions below, we have assumed that (i) each party, other than the Corporation, to the agreements, instruments and other documents described herein (including but not limited to any indentures and any supplements thereto; and any definitive purchase, underwriting or similar agreement relating to the Securities offered), had or will have the power, whether corporate or otherwise, to enter into and perform their respective obligations thereunder; (ii) each such party has or will have duly authorized, executed and delivered such agreements, instruments and other documents, and (iii) such agreements, instruments and documents are, or will be, the valid and binding obligations of each such party, enforceable against each such other party in accordance with their respective terms.

We have also assumed that at or prior to the time of delivery of any Securities, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more supplements to the Prospectus describing the Securities offered thereby (each, a “Prospectus Supplement”) will be prepared and filed with the Commission and will comply with all applicable laws; (iii) a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s); and (v) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of those Securities, nor the compliance by the Corporation with the terms of such Securities, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation. We have further assumed that, (A) with respect to shares of the Common Stock, (1) there will be sufficient shares of the Common Stock authorized under the Articles of Incorporation and not otherwise reserved for issuance, and (2) the consideration for the issuance and sale of the Common Stock will be in cash in an amount not less than the par value of those Securities, if there is at that time a par value; and that (B) with respect to the Debt Securities, (1) any applicable indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (2) the Debt Securities will have been duly authenticated by the trustee named in the applicable indenture. We have further assumed that the Securities will be issued in compliance with an appropriate Securities Certificate approved by the Pennsylvania Public Utility Commission.
ABU DHABI ♦ ATHENS ♦ BEIJING ♦ CENTURY CITY ♦ CHICAGO ♦ DUBAI ♦ FRANKFURT ♦ HONG KONG ♦ HOUSTON ♦ KAZAKHSTAN ♦ LONDON ♦ LOS ANGELES ♦ MIAMI ♦ MUNICH ♦  NEW YORK ♦ PARIS ♦ PHILADELPHIA ♦ PITTSBURGH ♦ PRINCETON ♦ RICHMOND ♦ SAN FRANCISCO ♦ SHANGHAI ♦ SILICON VALLEY ♦ SINGAPORE ♦ TYSONS ♦ WASHINGTON, D.C. ♦ WILMINGTON

Board of Directors October 8, 2021 Page 2

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications stated in this opinion, we are of the opinion that:

1.  With respect to the Common Stock, when (a) appropriate corporate action on the part of the Corporation has been taken to authorize the issuance and sale of shares of Common Stock proposed to be sold by the Corporation, (b) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security or definitive purchase, underwriting or other agreement duly approved by the Board of Directors of the Corporation (or a duly constituted and acting committee thereof) (hereinafter, the “Board”), and (c) the Corporation has received payment of the consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.  With respect to the Debt Securities, when (a) any indenture and any applicable supplement thereto have been duly authorized, executed and delivered by the trustee and the Corporation, (b) appropriate corporate action on the part of the Corporation has been taken to authorize and approve the issuance and terms of the Debt Securities, and (c) the Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the indenture, as supplemented, and the applicable definitive purchase, underwriting or similar agreement duly approved by the Board against payment of the consideration provided therefor, the Debt Securities will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York, the Commonwealth of Pennsylvania and the federal law of the United States, all as in effect on the date hereof. We express no opinion herein with respect to compliance by the Corporation with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Board of Directors October 8, 2021 Page 3

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

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